UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported)          April 15, 2003

1-13859
Commission File Number

AMERICAN GREETINGS CORPORATION
(Exact name of registrant as specified in Charter)

Ohio	34-0065325

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One American Road, Cleveland, Ohio	44144

(Address of principal executive Offices)	(Zip Code)

(216) 252-7300

Registrant’s telephone number, including area code

ITEM 9. Regulation FD Disclosure

Payment of Term Loan

On April 15, 2003, American Greetings Corporation (“the Corporation”) issued a press release to announce that it had paid the entire $118 million outstanding amount of its term loan due June 2006. (The Corporation had previously announced its intent to pay the loan early in its earnings release for the fourth quarter and year ended February 28, 2003 on April 3, 2003; the earnings release was furnished on Form 8-K on April 3, 2003.) The Corporation’s April 15, 2003 press release is attached as Exhibit 99(a). The attached Exhibit is furnished pursuant to Item 9 and Item 12 on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN GREETINGS CORPORATION

By: /s/ Joseph B. Cipollone Joseph B. Cipollone Vice President Controller Chief Accounting Officer

April 16, 2003

EXHIBIT INDEX

Exhibit
No.

99(a)	Press Release - American Greetings Announces Pay Down of Term Loan